Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 1 of 10 HARMONY GOLD MINING COMPANY LIMITED (Registration number: 1950/038232/06) (“Harmony” or “the company”) POLICY Incentive-based Compensation Recovery POL M&C01 PERSON RESPONSIBLE FOR KEEPING DOCUMENT CURRENT : GROUP COMPANY SECRETARY Revision Prepared Reviewed Approved Date Description 00 Company Secretariat Group Executive Committee Remuneration Committee 8 August 2025 Finalised for use Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 2 of 10 1. Purpose This Incentive-based Compensation Recovery Policy (this “Recovery Policy”) is adopted by the Remuneration Committee (as defined below) of Harmony Gold Mining Company Limited (the “Company”), as of 8 August 2025 and as required by Section 10D of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 under the Exchange Act (“Rule 10D-1”) and Section 303.A.14 of the NYSE Listed Company Manual, which implements Rule 10D-1 (collectively, the “Applicable Rules”). This Recovery Policy is intended to apply independently of all other clawback, recoupment or forfeiture (malus) policies, agreements or other arrangements of the Company in place from time to time (collectively, “Other Clawback Policies”); provided that, as set forth in the fourth paragraph of Section 5 below, an amount that is required to be recovered under this Recovery Policy shall be considered so recovered if it has been recovered under an Other Clawback Policy so that the same amount shall not be separately recoverable under this Recovery Policy and an Other Clawback Policy. 2. Definitions In this Policy, the following capitalized terms have the meanings set out below: “Board” means the Board of Directors of the Company. “Effective Date” means 8 August 2025. “Excess Incentive-based Compensation” means (i) the amount of Incentive-based Compensation received by an Executive Officer from any member of the Group in excess of the amount that would have been received had it been determined based on the restated amounts; and (ii) any other compensation that is computed based on, or otherwise attributable to, the amounts described in clause (i), in each case, as determined by the Remuneration Committee in accordance with the Applicable Rules. The amount of Excess Incentive-based Compensation shall be determined on a gross basis without regard to any taxes owed or paid by the Executive Officer on the receipt or settlement of the Incentive-based Compensation. For Incentive-based Compensation based on share price or total shareholder return, where the amount of Excess Incentive-based Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount will be based on a reasonable estimate of the effect of the accounting restatement on the share price or total shareholder return upon which the Incentive-based Compensation was received. Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 3 of 10 The Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE. For the avoidance of doubt, Excess Incentive- based Compensation may include Incentive-based Compensation received by a person after such person ceases to be an Executive Officer. “Executive Officer”” means the current or former members of the group executive committee of the Company (or its equivalent from time to time), as well as any other person(s) (if any) as the Company may determine also constitute "executive officers" as defined in, and as identified by the Remuneration Committee in accordance with, the Applicable Rules. A person will be notified as soon as practicable after becoming or being determined to constitute an Executive Officer. “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Group’s financial statements, and any measures that are derived in whole or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the US Securities and Exchange Commission. “Financial Restatement” means an accounting restatement required due to material noncompliance by a member of the Group with any financial reporting requirements under the US federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The following shall not constitute a Financial Restatement: (i) out-of-period adjustments when the error is immaterial to the previously issued consolidated financial statements and the correction of the error is also immaterial to the current period; (ii) retrospective application of a change in accounting principle; (iii) retrospective revision to reportable segment information due to a change in the structure of the internal organization of the Group; (iv) retrospective reclassification due to a discontinued operation; (v) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 4 of 10 (vi) retrospective revision for share splits, reverse share splits, dividends in the form of shares or other change in capital structure. “Group” shall mean the Company, collectively with each of its direct and indirect subsidiaries. “Incentive-based Compensation” means any compensation that is granted, earned or becomes vested, in whole or in part, upon the attainment of a Financial Reporting Measure and as identified by the Remuneration Committee in accordance with the Applicable Rules and that was received by an Executive Officer (i) after such individual began service as an Executive Officer; (ii) who served in such capacity at any time during the performance period for such compensation; and (iii) while the Company had a class of securities listed on a national securities exchange or a national securities association. Incentive-based Compensation shall be considered to be received by an Executive Officer in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation is achieved or attained, even if the payment or grant of the Incentive-based Compensation occurs after the end of that fiscal period. Unless otherwise determined by the Remuneration Committee, Incentive-based Compensation shall not include the following: (a) salaries; (b) amounts received solely at the discretion of the Remuneration Committee or the Board and that are not received from a pool that is determined by satisfying a Financial Reporting Measure performance goal; (c) amounts received solely upon satisfying one or more subjective standards; (d) amounts received solely upon satisfying one or more strategic measures or operational measures; and (e) amounts received solely based on service or the passage of time. “Remuneration Committee” means the Remuneration Committee of the Board. “Triggering Date” means the earlier to occur of (i) the date on which the Board or the Remuneration Committee concludes, or reasonably should have concluded, that the Company is required to prepare a Financial Restatement; or (ii) the date a court of competent jurisdiction, regulator, or other legally authorized body directs the Company to prepare a Financial Restatement; provided, that the recovery of Excess Incentive-based Compensation pursuant to this Recovery Policy as a result of clause (ii) shall only be required if such action by such court, regulator or other legally authorized body, as applicable, is final and non-appealable.

Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 5 of 10 3. Administration This Recovery Policy shall be administered by the Remuneration Committee. The Remuneration Committee shall have the full power and authority to interpret, and make determinations under, this Recovery Policy, consistent with the Applicable Rules. All determinations and decisions made by the Remuneration Committee pursuant to this Recovery Policy shall be final, conclusive and binding on all persons, including each member of the Group, its respective affiliates, shareholders, and Executive Officers. In the absence of the Remuneration Committee, a majority of the independent directors serving on the Board shall administer this Recovery Policy as set forth in this paragraph. 4. Covered individuals Each Executive Officer shall be subject to this Recovery Policy and shall be required to execute a Recovery Policy Acknowledgement Agreement in the form attached as Exhibit A hereto. Failure by an Executive Officer to execute a Recovery Policy Acknowledgement Agreement shall have no impact on the applicability or enforceability of this Recovery Policy. 5. Recovery of Excess Incentive-based Compensation In the event the Company is required to prepare a Financial Restatement, the Company shall seek reasonably promptly the recovery of any Excess Incentive-based Compensation received by an Executive Officer during the three completed fiscal years immediately preceding the applicable Triggering Date (or any transition period that results from a change in the Company’s fiscal year within or immediately following such three completed fiscal years); provided, however, that a transition period between the last day of the Company’s previous fiscal year- end and the first day of its new fiscal year that comprises a period of nine to twelve months will be considered a completed fiscal year for purposes of this Recovery Policy. The Company’s obligation to recover Excess Incentive-based Compensation from an Executive Officer is not dependent on if, or when, the applicable restated financial statements are filed. Unless otherwise determined by the Remuneration Committee, an Executive Officer shall be required to forfeit or repay the Excess Incentive-based Compensation within 90 days following the date such Executive Officer is informed that such Executive Officer has received Excess Incentive-based Compensation from the Group. For the avoidance of doubt, any action by the Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 6 of 10 Company to recover Excess Incentive-based Compensation under this Recovery Policy from an Executive Officer shall not, whether alone or in combination with any other action, event or condition, be deemed (i) where applicable, “good reason” or a term of similar import or to serve as a basis for a claim of constructive or unfair termination under any benefit or compensation arrangement applicable to such Executive Officer; or (ii) to constitute a breach of a contract or other arrangement to which such Executive Officer is party. Subject to the Applicable Rules, the Remuneration Committee shall have discretion to determine the method by which Excess Incentive-based Compensation shall be recovered from the applicable Executive Officers; provided that (i) to the extent the applicable Excess Incentive- based Compensation consists of amounts that have been received by, but not yet paid to, such Executive Officer, such unpaid amounts shall be forfeited by such Executive Officer; and (ii) to the extent any remaining Excess Incentive-based Compensation consists of amounts paid to such Executive Officer in cash or ordinary shares of the Company that are still held by such Executive Officer, such Executive Officer shall be required to repay such amount either in cash or ordinary shares, as applicable. For the avoidance of doubt, any Excess Incentive-based Compensation received by an Executive Officer that has subsequently been forfeited prior to payment thereof (including as a result of termination of employment or breach of contract) shall be deemed to have been repaid in accordance with this Recovery Policy. To the extent that the application of this Recovery Policy would provide for recovery of Incentive-based Compensation that the Company recovers pursuant to Section 304 of the Sarbanes-Oxley Act or Other Clawback Policies, the amount the relevant Executive Officer has already repaid the Company will be credited to the required recovery under this Recovery Policy. To the extent an Executive Officer fails to repay any Excess Incentive-based Compensation in accordance with the terms of this Section 5, such Executive Officer shall be required to repay the Group for any and all expenses reasonably incurred (including legal fees) by any member of the Group in recovering such Excess Incentive-based Compensation. The Company must recover Excess Incentive-based Compensation pursuant to this Recovery Policy except to the extent the conditions of (i), (ii) or (iii) of this paragraph are satisfied, including the Company’s compliance with any additional requirements set forth in the relevant Applicable Rules related thereto, and the Remuneration Committee has made a determination that recovery would be impracticable because (i) the direct expense that would need to be paid to a third party to assist in enforcing this Recovery Policy would exceed the amount to be Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 7 of 10 recovered. Before concluding that it would be impracticable to recover any amount of Excess Incentive-based Compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such Excess Incentive-based Compensation, document such reasonable attempt(s) to recover and provide that documentation to the NYSE; (ii) recovery would violate the laws of the Republic of South Africa where the applicable law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Excess Incentive-based Compensation based on violation of South African law, the Company must obtain an opinion of South African counsel, acceptable to the NYSE, that recovery would result in such a violation and provide such opinion to the NYSE; or (iii) recovery would likely jeopardize the qualified status of a US tax-qualified retirement plan. 6. Indemnification and Insurance The Group is prohibited from insuring or indemnifying any Executive Officer against the loss of erroneously awarded compensation as set forth in this Recovery Policy. 7. Miscellaneous provisions This Recovery Policy shall only apply to Incentive-based Compensation received on or after the Effective Date. The Remuneration Committee may amend this Recovery Policy from time to time in its sole and absolute discretion to, inter alia, accord with any laws, regulations, and/or the Applicable Rules. This Recovery Policy will not limit the rights of the Company to take any other actions or pursue other remedies that the Company may deem appropriate under the circumstances, under applicable law, or under Other Clawback Policies. This Recovery Policy and determinations and decisions made by the Remuneration Committee pursuant to this Recovery Policy will be binding and enforceable against all Executive Officers and, where applicable, the executors of their deceased estate. In the event of any Financial Restatement, the Company shall, to the extent required by the Applicable Rules and/or any other Federal securities laws, disclose the recovery amounts and circumstances in its next annual report on Form 20-F and in any other annual reporting it is obligated to prepare. Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 8 of 10 To the extent that any provision of this Recovery Policy is found to be unenforceable or invalid under any applicable law, such provision shall be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. _______________________________ Chief Executive Officer On behalf of the Remuneration Committee

Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 9 of 10 Harmony Gold Mining Company Ltd Incentive-based Compensation Recovery Policy Acknowledgement Agreement This acknowledgement agreement (this “Acknowledgement Agreement”) to the Incentive-based Compensation Recovery Policy (this “Recovery Policy”) of Harmony Gold Mining Company Limited (the “Company”), is entered into between the Company and ____________________________ (Name of Executive Officer) in favour of the Company and any member of the Group. Capitalized terms used but not defined in this Acknowledgement Agreement shall have the meanings assigned to such terms in the Recovery Policy. By signing below, the undersigned:  acknowledges and confirms that the undersigned has received and reviewed a copy of the Recovery Policy;  acknowledges and agrees as a condition to the undersigned’s eligibility for any future variable compensation payments from any member of the Group, to be bound by and comply with the terms of the Recovery Policy;  confirms that they have been notified that they are an Executive Officer as defined in the Recovery Policy and that the Recovery Policy is applicable to all Incentive-based Compensation received by the undersigned on or after the Effective Date;  acknowledges and agrees that this Acknowledgment Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of the undersigned’s employment with the Company and/or any member of the Group;  acknowledges and agrees that in the event of any inconsistency between the Recovery Policy and the terms of any employment agreement to which the undersigned is a party, or the terms of any compensation plan, program, policy, agreement or arrangement under which any Incentive-based Compensation has been granted, awarded, earned or paid, in each case, the terms of the Recovery Policy shall govern to the fullest extent permitted by law;  undertakes to promptly repay (as appropriate) any Excess Incentive-based Compensation amount required under the Recovery Policy to the Company and/or any member of the Group on such terms as may be prescribed, and accepts that to give effect to the Recovery Policy deductions from the undersigned’s compensation and Policy No: M&C01 Issue Date: August 2025 Review date: August 2027 Page: 10 of 10 benefits (including salary) and/or any other amounts owed to the undersigned by the Company and/or any member of the Group may be made to the fullest extent permitted by law;  acknowledges that the Recovery Policy may be amended from time to time and the undersigned shall remain subject to the Recovery Policy, as so amended, in all respects. Signed on this _____ (day) of ______________ (month) __________ (year) by _________________________________ (signature) _________________________________ (full name of Executive Officer)